Exhibit (a)(1)(B)

NOTICE OF INTENT TO TENDER

REGARDING

SHARES

OF

AB PRIVATE CREDIT INVESTORS CORPORATION

Tendered Pursuant to the Offer to Purchase Dated February 24, 2023

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF INTENT TO TENDER MUST BE RECEIVED BY, 5:00 P.M. EASTERN TIME ON MARCH 31, 2023 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Intent to Tender and return or deliver it to your Bernstein advisor.

If you do not have a Bernstein advisor, you may return it to:

1345 Avenue of the Americas, Attn: Private Client, 40th Floor,

New York, New York, 10105; or fax it to (212) 407-5850.

For additional information, call your Bernstein advisor.

You may also direct questions to the main office of Bernstein at (212) 486-5800.

AB Private Credit Investors Corporation

The undersigned hereby tenders to AB Private Credit Investors Corporation, an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“AB PCIC” or the “Fund”), shares of the Fund’s common stock, par value $0.01 per shares (the “Shares”), held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated February 24, 2023 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender. THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER TO PURCHASE INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND OR ITS AGENTS TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Notice of Intent to Tender. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms set out in the Offer to Purchase.

The undersigned recognizes that under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby.

Until cash payment has been made, a non-interest bearing, non-transferable promissory note for the purchase price will be held in an account for the undersigned with AllianceBernstein Investor Services, Inc., the Company’s transfer agent and agent designated for this purpose. A copy may be requested by calling your Bernstein advisor and, upon request, will be provided to the undersigned at the email address on record with the Fund, or by mail at the address of the undersigned as maintained in the Fund’s records. Subsequently, cash payment of the purchase price for the Shares tendered by the undersigned will be made as instructed in Part 3 of this Notice of Intent to Tender. The undersigned understands that the purchase price will be based on the unaudited net asset value per Share as of March 31, 2023. All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

PLEASE FAX, MAIL OR EMAIL THIS NOTICE OF INTENT TO TENDER TO YOUR BERNSTEIN ADVISOR NO LATER THAN 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE. IF YOU DO NOT HAVE A BERNSTEIN ADVISOR, THIS NOTICE OF INTENT TO TENDER MUST BE RECEIVED IN GOOD ORDER, NO LATER THAN 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE, BY THE COMPANY’S TRANSFER AGENT, ALLIANCEBERNSTEIN INVESTOR SERVICES, INC., AT THE FOLLOWING ADDRESS: ALLIANCEBERNSTEIN L.P., 1345 AVENUE OF THE AMERICAS, ATTN: PRIVATE CLIENT, 40TH FLOOR, NEW YORK, N.Y. 10105; OR BY FAX TO (212) 407-5850. FOR ADDITIONAL INFORMATION CONTACT YOUR BERNSTEIN ADVISOR OR BERNSTEIN’S MAIN OFFICE AT (212) 486-5800.

PART 1 Stockholder Information:

Name of Stockholder: (account name)

Account Number:

PART 2 Shares Being Tendered: (specify one)

☐    All of the undersigned’s Shares.

Effect on Remaining Capital Commitment: By electing this option, stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) on or before February 24, 2020 will be released from such Capital Commitment and, if all Shares are accepted, will no longer be stockholders in the Fund.

Dividend Reinvestment Plan Election: If a stockholder has not opted in to the Dividend Reinvestment Plan, no action is necessary.

For stockholders that entered into a Capital Commitment on or before February 24, 2020, by virtue of delivery of this Notice of Intent to Tender, the election to tender all of the undersigned’s Shares shall be deemed an instruction to the Fund to notify State Street Bank and Trust Company (the administrator of the Fund’s Dividend Reinvestment Plan) of a change of election to have all dividends of the Fund paid in cash to the stockholder beginning with dividends payable on or after March 31, 2023.

For stockholders that have made Capital Commitments after February 24, 2020, the delivery of this Notice of Intent to Tender and tender of all of the undersigned’s Shares shall not be deemed an instruction to the Fund to notify State Street Bank and Trust Company of a change of election under the Fund’s dividend reinvestment plan, unless this box is checked to opt out of the Fund’s dividend reinvestment plan:    ☐

☐    A portion of the undersigned’s Shares expressed as the following percentage of current shareholdings:                %.

Effect on Remaining Capital Commitment:

Stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) on or before February 24, 2020 will be released from such Capital Commitment unless they elect to keep their Capital Commitment in effect by selecting an option below:

☐    Maintain such Capital Commitment.

☐    Release from such Capital Commitment (Default election if no election is made).

☐    The following number of Shares:                .

Effect on Remaining Capital Commitment:

Stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) on or before February 24, 2020 will be released from such Capital Commitment unless they elect to keep their Capital Commitment in effect by selecting an option below:

☐    Maintain such Capital Commitment.

☐    Release from such Capital Commitment (Default election if no election is made).

PART 3 Payment:

If you want to request that 100% of the cash payment of the note be sent to a single destination, please check one option below and provide the relevant information:

☐ Journal to Bernstein Account Number:

☐ Check Payable to:

Mailing Address:

☐ Wire or ACH Transfer (circle one)

Destination Bank:

ABA Routing Number or BIC/SWIFT:

Mailing Address:

Recipient Institution:

Account Number:

Recipient/For Credit to: (Account Title)

Account Number: (if applicable)

Alternatively, if you want to request that cash payment of the note be divided among two or more destinations, please provide the relevant instructions in this section, specifying amounts and percentages as needed:

PART 4 Signature(s)

By signing below, you acknowledge that you have received and reviewed the Offer to Purchase and that the Fund will execute your tender request as detailed in Parts 1-3 unless a Notice of Withdrawal is properly submitted prior to the Expiration Date outlined in the Offer to Purchase.

Print Signatory Name and Title (if any)	Signature	Date
Print Signatory Name and Title (if more than one)	Signature	Date
Print Signatory Name and Title (if more than one)	Signature	Date

Form
W-9
Rev. October 2018)
Department of the Treasury
Request for Taxpayer
Identification Number and Certification
Go to www.irs.gov/FormW9 for instructions and the latest information
Print or type. See Specific Instructions on page 3.
1 Name (as shown on your income tax return). Name is required on this line: do not leave this line line blank
Give Form to the
requester. Do not
send to the IRS.
2 Business name/disregarded entity name, it different from above
3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the 4 Exemptions (codes apply only to following seven boxes.
hdividual/sole proprietor or
single member LLO
Corporation
s Corporation
Partnership
Trust/estate
Limited liablity company. Enter the tax classification (CC corporation, SS corporation, P Partnership)
Note: Chock the appropriate box in the line above for the tax classification of the single-member owner. Do not checke
LLC the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal sax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.
Other (see instructions)
6 Address Pumber, street, and apt. or suite no Sea instructions
6 Cky, state, and ZIP code
7 List account numbers) here loptional
Part I
Taxpayer Identification Number (TIN)
certain entities, not individuals, see
instructions on page 3)
Exempt payee code (tany)
Exemption from FATCA reporting
code it any
Appleto
Requestor’s name and address (optional)
Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For incividuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN), if you do not have a number, see How to get a
TIN, ter
Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and
Number To Give the Requester for guidelines on whose number to enter.
Social security number
Employer identification number
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Sign In
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19
Part II
Certification
Under penalties of perjury, I certify that
1. The number shown on this form is my correct taxpayer identification number (or I am wat waiting fo
for a number to be issued to me; and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue
Service (RS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and
3. I am a US citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, tom 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (RA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your comroot TIN. See the instructions for Part 11, later.
Sign
Signature of
Here US person
General Instructions
Section references are to the Internal Revenue Code unless otherwise noted.
Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.
Purpose of Form
Jaya
An individual or entity (Form W-9 requester) who is required to file an information return wi
turn with the IRS must obtain y
tain your correct taxpayer
identification
stion number (TIN) which may be your social security number
(SSN), individual taxpayer identification number (TIN), adoption taxpayer identification number (ATIN), or employer identification number
(EIN), to report on an information retum the amount paid to you, or other amount reportable on an information retur. Examples of information returns include, but are not limited to, the following.
•Form 1099-INT (interest aamed or paid)
Date
• Form 1099-DIV (dividends, including those from stocks or mutual funds)
• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds
• Form 1099-B stock or mutual fund sales and certain other
transactions by brokers)
Form 1099-S (proceeds from real estate transactions)
Form 1099-K (merchant card and third party network transactions)
Form 1098 (home mortgage interest), 1008-E (student loan interest),
1008-Tuition
• Form 1099-C canceled debt)
• Form 1099-A (acquisition or abandonment of secured property)
Use Form W-9 only if you are a U.S. person (including a resident alior), to provide your conect TIN
If you do not retum Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding.
fazer
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28092781.426487-002
Type here to search
e
Cat. No. 10231X
23Feb23 22:08

W
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&
Form W-9 Rev 10-2018)
Request for Taxpayer

Form W-9 (Rev. 10-2018) Page **2**

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rav. 10-2018)
1. Interest, dividend, and barter exchange accounts opened
before 1984 and broker accounts considered active during 1983.
You must give your correct TIN, but you do not have to sign the certification
2. Interest, dividend, broker, and barter exchange accounts
opened after 1983 and broker accounts considered inactive during
1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.
3. Real estate transactions. You must sign the certification. You may cross cut item 2 of the certification.
4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have boon notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations, payments to certain fishing
a nonemployee for services, payment
card and third party network transactions
at crew members
boat
and fishermen, and gross proceeds paid to
attorneys (including payments to corporations)
5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments under section 529), ABLE accounts (under section 529A).
IRA, Coverdell ESA, Archer MSA or HSA contributions or
distributions, and pension distributions. You must give your connect
TIN, but you do not have to sign the certification.
What Name and Number To Give the Requester
For this type of account:
1. Individual
2. Two or more individual (joint
account) other than an account
maintained by an FF
3. Two or more US. persons
joint account maintained by an FF)
4. Custodian account of a minor
Uniform Get to Minors Act)
5. a. The usual revocable savings t
grantor is also trust
b. So-called but account that is not
a legal or valid trust under state law
6. Sole proprietorship or disregarded
entity owned by an individual
7. Grantor trusting under Optional
Form 1000 Filing Method (see
Regulations section 1.671-409020
For this type of account
& Disregarded entity not owned by an
individual
9. A valid trust, estate, or pension trust
10. Corporation or LLC electing
corporate statue on Form 832
Form 2553
exempt organization
Give name and SSN of:
The individual
The actual owner of the account or
combined funds, the fist individual on
the account
Each holder of the account
The minor
The grantor-trustee
The actual ow
The owner
The grantor
Give name and EIN of
The owner
Legal entity
The corporation
The organization
11. Association, club, religious.
charitable, educational, or other tax
12. Partnership or mu-member LLC
The partnership
13. A broker or registered nominee
The broker or nominee
For this type of account:
14. Account with the Department of
Agriculture in the name of a public
entity tach as a state or local
ant, school district, or
government
prison) that receives agricultural
program payments
15. Grantor trusting under the Fo
1041 Filing Method or the Optional
Form 1099 Filing Method 2 (see
Regulations section 1471-200

Give name and EIN of:
The public
List first and circle the name of the person whose number you furnish.
only one person on a joint account has an SSN, that person’s number must be furnished.
Circle the minor’s name and furnish the minor’s SSN.
You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity”
name line. You may use either your SSN or EIN ( you have one), but the
IRS encourages you to use your SSN
*List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title) Also see Special rules for partnerships, earlier
*Note: The grantor also must provide a Form W-9 to trustee of trust.
Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
Secure Your Tax Records From Identity Theft
Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund
To reduce your risk:
• Protect your SSN,
• Ensure your employer is protecting your SSN, and
Be careful when choosing a tax preparer.
If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.
If your tax records are not currently affected by identity theft but your think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.
For more information, see Pub. 5027, Identity Theft Information for
Taxpayers
Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for
Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD
1-800-829-4059.
Protect yourself from suspicious emails or phishing schemes.
Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018)
The IRS does not initiate contacts with taxpayers via emails. Also, the
IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.
If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector
General for Tax Administration (TIGTA) at 1-800-366-4484. You can
forward suspicious emails to the Federal Trade Commission at
spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338).
If you have been the victim of identity theft, see www.Identity Theft.gov and Pub. 5027.
Visit www.irs.gov/Identity Theft to learn more about identity theft and how to reduce your risk.
Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information.
Routine uses of this information include giving it to the Department of
Justice for civil and criminal litigation and to cities, states, the District of
Columbia, and U.S. commonwealths and possessions for use in
administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer.
Certain penalties may also apply for providing false or fraudulent information.